Exhibit 99.1
Etsy, Inc. Completes Sale of Depop
Transaction enables exclusive focus on driving sustainable long-term growth for the Etsy marketplace

BROOKLYN, N.Y., July 30, 2026 — Etsy, Inc. (NYSE: ETSY), which owns and operates the Etsy marketplace, the global destination for unique and creative goods, today announced that it has successfully completed the previously announced sale of Depop, a community-powered fashion resale marketplace, to eBay Inc. (Nasdaq: EBAY) for approximately $1.4 billion in cash, reflecting the purchase price of $1.2 billion plus $200 million of net purchase price adjustments and interest. The net cash proceeds are further subject to certain post-closing adjustments. The transaction was finalized following the satisfaction of closing conditions including the receipt of required regulatory approvals.

With the divestiture complete, Etsy plans to utilize the proceeds from the transaction for general corporate purposes aligned with the capital allocation strategy outlined in its April 29th Shareholder Letter, which included plans to accelerate its share repurchase program.

“We are excited for what's next for both Etsy and Depop,” said Kruti Patel Goyal, Chief Executive Officer of Etsy. “This transaction allows us to move forward with a clear focus on building the best marketplace for Etsy's buyers and sellers, and is a strong outcome for our shareholders. We're proud of what the Depop team has built - a truly differentiated brand with a passionate community - and we wish them continued success as part of eBay."

About Etsy

Etsy, Inc. owns and operates the Etsy marketplace, the global destination for unique and creative goods, connecting millions of creative entrepreneurs with buyers around the world.

In a time of increasing automation, it’s our mission to keep human connection at the heart of commerce. That’s why we built a place where creativity lives and thrives because it’s powered by people. We help our community of sellers turn their ideas into successful businesses. Our platform connects them with millions of buyers looking for an alternative—something special with a human touch, for those moments in life that deserve imagination.

Etsy was founded in 2005 and is headquartered in Brooklyn, New York.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws, including statements regarding the potential benefits of the transaction, the final net cash proceeds and Etsy's intended use of proceeds, and our ability to grow the Etsy marketplace. In some cases, forward-looking statements can be identified by terms such as “aim,” “anticipate,” “believe,” “commit,” “continue,” “could,” “design,” “develop,” “enable,” “estimate,” "expect," “forecast,” “future,” “goal,” “impact,” “intend,” “likely,” “maintain,” “may,” “ongoing,” “opportunity,” “optimistic,” “outlook,” “plan,” “possible,” “potential,” “predict,” “probable,” “pursue,” “remain,” “seek,” “should,” “strategy,” “strive,” “target,” “value,” “will,” “would,” or similar expressions, variations and derivative forms and/or the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Etsy expects. These risks and uncertainties include market risks, trends and conditions, and are more fully described in Etsy’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Etsy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and in the risk factors included in Etsy’s subsequent quarterly and annual reports. In light of such risks, readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements represent beliefs and assumptions of Etsy only as of the date of this press release. Etsy does not intend to update, and disclaims any obligation to update, any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law.

Etsy Contacts:

Investor Relations
Deb Wasser
ir@etsy.com

Media Relations
Lauren Bayse
press@etsy.com